Exhibit 21

Exhibit 21

to

Form 10-K

of

Protective Life Corporation

for

Fiscal Year

Ended December 31, 2013

Principal Subsidiaries of the Registrant

The following wholly owned subsidiary of Protective Life Corporation is organized under the laws of the State of Tennessee and does business under its corporate name:

Protective Life Insurance Company

The following wholly owned subsidiary of Protective Life Insurance Company is incorporated under the laws of the State of Nebraska and does business under its corporate name:

West Coast Life Insurance Company

The following wholly owned subsidiary of Protective Life Insurance Company is incorporated under the laws of the State of Alabama and does business under its corporate name:

Protective Life and Annuity Insurance Company

The following wholly owned subsidiary of Protective Life Insurance Company is incorporated under the laws of the State of Missouri and does business under its corporate name:

Lyndon Property Insurance Company

The following wholly owned subsidiary of Protective Life Insurance Company is incorporated under the laws of the State of New York and does business under its corporate name:

MONY Life Insurance Company